Exhibit 10.24

RILEY EXPLORATION – PERMIAN, LLC

2018 LONG TERM INCENTIVE PLAN

Article I.    ESTABLISHMENT AND PURPOSE

Section 1.01    Establishment. The Riley Exploration - Permian, LLC 2018 Long Term Incentive Plan (the “Plan”), as set forth in this document, is hereby adopted by Riley Exploration - Permian, LLC (the “Company”).

Section 1.02    Purpose. The purposes of the Plan are to attract and retain the best personnel for positions of substantial responsibility, to provide additional incentives to Employees, Non-Employee Managers, and Consultants of the Company and its Affiliates, and to promote the success of the Company’s business. The Company is committed to creating long-term value for its members. The Company’s compensation philosophy is based on the belief that it can best create value for its members if Employees, Non-Employee Managers, Consultants, and others performing services for the Company and its Affiliates act and are rewarded as business owners. The Company believes that an equity stake through equity compensation programs effectively aligns service provider and member interests by motivating and rewarding performance that will enhance value.

Section 1.03    Effectiveness and Term. The Plan shall become effective as of December 31, 2018. Unless terminated earlier by the Board, the Plan shall terminate on December 31, 2028, which is the tenth anniversary of the effective date of the Plan.

Article II.    DEFINITIONS

Section 2.01    Definitions. As used herein, the following terms have the following meanings. Capitalized terms used but not defined herein shall have the meanings set forth in the LLC Agreement.

(a)

        “Affiliate” means any corporation, partnership, limited liability company, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)

        “Award” means an award granted to a Participant in the form of Options, Restricted Units, Performance Awards, Membership Unit Awards, or Other Incentive Awards granted under the Plan, whether granted singly or in combination.

(c)	“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award granted under the Plan.

(d)	“Board” means the Board of Managers of the Company.

(e)

        “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Unit Award or Option Award, to receive an amount in cash equal to the cash distributions made by the Company with respect to a Membership Unit during the period such Award is outstanding.

(f)

        “Cause” means, unless otherwise defined in an Employee Agreement entered into by the Participant in which case the definition in the Employee Agreement shall govern if there is a conflict in definitions, a finding by the Committee of acts or omissions of the Participant constituting, in the Committee’s good faith judgment, any of the following: (a) gross negligence or material misconduct in the performance of his duties and responsibilities; (b) the material failure to comply with the lawful directives of the Board, senior officers of the Company or the Participant’s supervisor; (c) the material failure to devote his full working time, skill, attention and best efforts to, or to substantially and diligently perform, his duties and responsibilities (other than in connection with an approved leave of absence); (d) conduct that is contrary to the best interests of the Company or its Affiliates or is likely to damage the business of the Company or its Affiliates, including without limitation their reputation; (e) a breach of duty (other than inadvertent acts or omissions) involving fraud, dishonesty, disloyalty, or a conflict of interest; (f) the material violation of, failure to report, or material failure to enforce the personnel, ethical, or operational policies and procedures of the Company or its Affiliates; (g) the failure to cooperate with any investigation or inquiry authorized by the Company or an Affiliate or conducted by a governmental authority related to the Company’s or an Affiliate’s business or the Participant’s conduct; (h) the Participant’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to, any felony or other serious criminal offense or crime of moral turpitude or any violation of federal or state securities laws; or (i) a material violation of any provision of an Employee Agreement or any non-solicitation, non-competition, non-disclosure, intellectual property, or other agreement (or similar agreement) with the Company or any of its Affiliates.

(g)

        “Change of Control” means, with respect to the Company, (i) a dissolution, liquidation or sale of substantially all of the assets of the Company to any Person (other than an Affiliate of the Company, an Affiliate of Yorktown or an Affiliate of any Yorktown Portfolio Company); (ii) a merger or consolidation involving the Company (other than a merger or consolidation involving the Company and any Affiliate of Yorktown) in which the equity owners of the Company immediately prior to the merger or consolidation do not own more than 50% of the outstanding equity interests of the Company or the surviving entity immediately after the merger or consolidation; or (iii) the acquisition by any Person or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act, or any comparable successor provisions (other than an acquisition by Yorktown, any Yorktown Portfolio Companies, trusts to which any Yorktown Portfolio Company securities are distributed and/or other Affiliates of Yorktown) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power of all outstanding securities of the Company. Notwithstanding the foregoing, a Change of Control shall not include (i) the initial public offering of the equity interests of the Company or (ii) any capital raising transaction that is approved by the Board.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

(i)

        “Committee” means the Compensation Committee of the Board (if any) or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

(j)	“Company” means Riley Exploration – Permian, LLC.

(k)

        “Consultant” means any natural person who is an individual consultant or advisor of the Company or an Affiliate who is not an Employee or Non-Employee Manager, provided that bona fide services are rendered by such consultant or advisor.

(l)

        “Disability,” “Incapacity” or any similar term means, unless otherwise defined in an Employee Agreement entered into by the Participant in which case the definition in the Employee Agreement shall govern if there is a conflict in definitions, (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company or an Affiliate.

(m)

        “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Unit Award, to have an additional number of Restricted Units credited to a Participant in respect of the Award equal to the number of Membership Units that could be purchased at Fair Market Value with the amount of each cash distribution made by the Company with respect to a Membership Unit during the period such Award is outstanding.

(n)

        “Employee” means an employee of the Company or an Affiliate; provided, however, that the term “Employee” does not include an Non-Employee Manager, Consultant, or any individual performing services for the Company who is treated for tax purposes as an independent contractor at the time of performance of services.

(o)

        “Employee Agreement” means any agreement between the Company or an Affiliate and an Employee containing one or more of the following agreements or covenants by the Employee: (i) an employment agreement, (ii) an agreement by the Employee to keep confidential certain information, (iii) an agreement or covenant to refrain from competing with the Company and/or the Affiliate, (iv) an agreement or covenant to refrain from soliciting employees, contractors, customers, vendors or suppliers of the Company and/or the Affiliate, or (v) an agreement to disclose and assign to the Company and/or the Affiliate certain intellectual property, including without limitation, ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)

        “Fair Market Value” means fair market value of the Membership Unit as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or other applicable valuation rules under the Code or applicable law.

(r)

        “LLC Agreement” means that certain Third Amended and Restated Limited Liability Company Agreement, dated as of December 31, 2018, by and among the Company and its members, as may be further amended or supplemented from time to time.

(s)	“Membership Unit” means a Common Unit (as defined in the LLC Agreement) of the Company.

(t)	“Non-Employee Manager” means an individual duly elected or chosen as a member of the Board of the Company or an Affiliate who is not also an Employee of the Company or an Affiliate.

(u)	“Option” means an option to purchase Membership Units granted to a Participant pursuant to Article VII.

(v)	“Other Incentive Award” means an incentive award granted to a Participant pursuant to Article X.

(w)	“Participant” means an Employee, Non-Employee Manager, or Consultant granted an Award under the Plan.

(x)

        “Performance Award” means an Award granted to a Participant pursuant to Article IX to receive cash and/or Membership Units conditioned in whole or in part upon the satisfaction of specified performance criteria.

(y)	“Permitted Transferee” shall have the meaning given such term in Section 14.03.

(z)	“Plan” means the Riley Exploration - Permian, LLC 2018 Long Term Incentive Plan, as in effect from time to time.

(aa)	“Plan Date” means the date of adoption and approval of the Plan by the Company’s Board pursuant to the LLC Agreement and as provided in Section 1.03.

(bb)

        “Restricted Unit” means a Membership Unit that is granted to a Participant pursuant to Article VIII that is subject to such terms, conditions, and repurchase restrictions as may be determined by the Committee.

(cc)	“Section 409A” means Section 409A of the Code and the Treasury Regulations and other guidance thereunder.

(dd)	“SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.

(ee)	“Securities Act” means the Securities Act of 1933, as amended.

(ff)	“Yorktown” means any investment fund or partnership sponsored or managed by Yorktown Partners LLC.

(gg)	“Yorktown Portfolio Company” means any entity engaged in the energy industry in which Yorktown owns a substantial equity interest.

Article III.    PLAN ADMINISTRATION

Section 3.01    Administration. The Plan shall be administered by the Committee, as the case may be. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms, the Company’s Certificate of Formation, the LLC Agreement, and applicable law. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Awards granted hereunder, including the Award Agreements; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements (which need not be identical); (vi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (ix) determine whether Awards should be granted singly, in combination, or in tandem; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (xi) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xii) grant Awards in replacement of Awards previously granted under the Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives. In the case of an Award intended to be exempt from or compliant with Section 409A, the Committee shall exercise its discretion consistent with such intent. The Committee shall have the authority, in its sole and absolute discretion, to delegate its duties and functions under the Plan to the Chief Executive Officer or other named executive officer of the Company or such other agents as it may appoint from time to time, provided the Committee may not delegate its duties where such delegation would violate state law.

Section 3.02    Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

Article IV.    MEMBERSHIP UNITS SUBJECT TO THE PLAN

Section 4.01    Number of Membership Units.

(a)

        The total number of Membership Units for which Awards may be granted by the Company from time to time under the Plan shall not exceed 200,128 Membership Units, subject to adjustment as provided herein. If any Award granted under the Plan is canceled or forfeited, or terminates, expires or lapses, for any reason, the Membership Units then subject to such Award shall again be available for grant of an Award under the Plan.

(b)

        To comply with Rule 701 promulgated under the Securities Act, while the Membership Units are not registered under Section 12 of the Exchange Act, the maximum number of Membership Units that shall be available for grant of Awards under the Plan during any consecutive 12-month period shall be the greatest of (i) a number of Membership Units having an aggregate sales price of $1,000,000, (ii) a number of Membership Units having an aggregate sales price equal to 15% of the Company’s total assets, measured on the date of the Company’s most recent balance sheet, or (iii) a number of Membership Units equal to 15% of the Company’s outstanding Membership Units, measured on the date of the Company’s most recent balance sheet.

(c)	During the term of this Plan, the Company will at all times reserve and keep available such number of Membership Units as shall be sufficient to satisfy the requirements of the Plan.

(d)

        Notwithstanding any provision of this Plan to the contrary, the Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions or assumptions are permitted by Section 424 of the Code (or, if applicable, Section 409A) and the regulations promulgated thereunder.

Section 4.02    Adjustments for Recapitalizations and Reorganizations. Subject to Article XI, if there is any change in the number or kind of Membership Units outstanding (a) by reason of a dividend, spin-off, recapitalization, split or combination or exchange of Membership Units, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value or (d) by reason of any other extraordinary or unusual event affecting the outstanding Membership Units as a class without the Company’s receipt of consideration, or if the value of outstanding Membership Units is reduced as a result of a spin-off or the Company’s payment of an extraordinary cash dividend, or distribution, or dividend or distribution consisting of any assets of the Company other than cash, the maximum number and kind of Membership Units available for issuance under the Plan, the maximum number and kind of Membership Units for which any individual may receive Awards in any fiscal year or under the Plan, the number and kind of Membership Units covered by outstanding Awards, and the price per Membership Unit or the applicable market value or performance target of such Awards will be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Membership Units to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional Membership Units resulting from such adjustment shall be eliminated.

Section 4.03    Adjustments for Awards. The Committee shall have sole discretion to determine the manner in which Membership Units available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.03, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of Membership Units available for grant of Awards under the Plan:

(a)

        Options, Restricted Membership Units, and Membership Unit Awards. The grant of Options, Restricted Membership Units, or Membership Unit Awards shall reduce the number of Membership Units available for grant of Awards under the Plan by the number of Membership Units subject to such an Award.

(b)

        Performance Awards and Other Incentive Awards. The grant of a Performance Award or Other Incentive Award in the form of Membership Units or that may be paid or settled (i) only in Membership Units or (ii) in either Membership Units or cash shall reduce the number of Membership Units available for grant of Awards under the Plan by the number of Membership

Units subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of Membership Units that had been subject to such Award over the number of Membership Units issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of a Performance Award or Other Incentive Award that may be paid or settled only for cash shall not affect the number of Membership Units available for grant of Awards under the Plan.

(c)

        Payment of Exercise Price and Withholding Taxes. If Membership Units are used to pay the exercise price of an Award, the number of Membership Units available for grant of Awards under the Plan shall be increased by the number of Membership Units delivered as payment of such exercise price. If Membership Units are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or Membership Units that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of Membership Units available for grant of Awards under the Plan shall be increased by the number of Membership Units delivered or withheld as payment of such withholding taxes.

Section 4.04    No Repricing; Replacement. Except for adjustments made pursuant to this Article, Article XI or an Award Agreement, no Award may be repriced, replaced, regranted through cancellation or modified without approval in accordance with the LLC Agreement, if the effect would be to reduce the exercise price for the Membership Units underlying such Award. The Committee may not cancel an outstanding Option having an exercise price that is known to be more than the Fair Market Value of the Membership Units for the purpose of granting a replacement Award of a different type.

Article V.    ELIGIBILITY

Section 5.01    Eligibility. The Committee shall select Participants from those Employees, Non-Employee Managers, and Consultants that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions, and limitations applicable to the Award, in addition to (and not in contravention of) those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee. Notwithstanding the foregoing, Employees, Non-Employee Managers, and Consultants that provide services to Affiliates that are not considered a single employer with the Company under Code Section 414(b) or Code Section 414(c) shall not be eligible to receive Awards which are subject to Section 409A until the Affiliate adopts this Plan as a participating employer in accordance with Section 14.16. Notwithstanding any provision herein to the contrary, only “accredited investors” as defined under the Securities Act shall be eligible to receive grants of Restricted Units.

Article VI.    FORM OF AWARDS

Section 6.01    Form of Awards. Awards may be granted under the Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, Restricted Units pursuant to Article VIII, Performance Awards pursuant to Article IX, or Membership Unit Awards or Other Incentive Awards pursuant to Article X. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations set forth in an Award Agreement relating thereto (including without limitation the time and conditions of exercise, vesting or settlement of an Award and restrictions on transferability of any Membership Units issued or delivered pursuant to an Award), provided such terms are not inconsistent with the terms of the Plan or the LLC Agreement.

Section 6.02    Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Subject to compliance with applicable tax law (including Section 409A), an Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.

Article VII.    OPTIONS

Section 7.01    Grant of Options. At any time and from time to time during the duration of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Employee, Non-Employee Manager, or Consultant for such number of Membership Units as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. To be eligible for the grant of an Option, an Employee, Non-Employee Manager, or Consultant must be an employee of or a service provider to the Company or a subsidiary of the Company that is an Affiliate. In the event that a Participant is a party to an offer of employment or other arrangement with the Company or an Affiliate that provides specific eligibility requirements, the terms of such arrangement will govern such Participant’s eligibility to participate in the Plan.

Section 7.02    Option Price. The purchase price per Membership Unit for each Option shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per Membership Unit at the time the Option is granted unless the Option was granted in compliance with Section 409A of the Code through the assumption of or in substitution for, outstanding awards previously granted to individuals who became Employees, Non-Employee Managers, or Consultants as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company.

Section 7.03    Exercise of Options.

(a)

        Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Membership Units with respect to which the Option is to be exercised, accompanied by full payment for such Membership Units.

(b)

        Upon exercise of an Option, the exercise price of the Option shall be payable to the Company in full either (i) in cash or an equivalent acceptable to the Committee, (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, (A) by tendering one or more previously acquired Membership Units having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (B) by surrendering a sufficient portion of the Membership Units with respect to which the Option is exercised having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms specified in (i) or (ii) of this subsection; provided, however, that payment of the exercise price by means of tendering or surrendering Membership Units shall not be permitted when the same may, in the reasonable opinion of the Committee, cause the Company to record a loss or expense as a result thereof. The proceeds of such sale shall constitute general funds of the Company.

(c)

        As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, the Company shall amend the LLC Agreement, or the applicable schedule thereto, to reflect the number of Membership Units purchased under the Option by the Participant.

Section 7.04    Termination of Employment or Service. Each Award Agreement embodying the Award of an Option may set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a)

        Termination For Cause. If the employment or service of a Participant shall terminate for Cause, each outstanding Option held by the Participant shall automatically terminate as of the date of such termination of employment or service, and the right to exercise the Option shall immediately terminate.

(b)

        Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service by reason of the death or by the Company on account of Disability, each outstanding Option shall remain outstanding and may be exercised by the person who acquires the Option by will or the laws of descent and distribution, or by the Participant, as the case may be, but only (i) within the one year period following the date of termination on account of death or Disability (if otherwise prior to the date of expiration of the Option), and not thereafter, and (ii) to purchase the number of Membership Units that were subject to purchase upon exercise of the Option at the time of such termination, plus the number of Membership Units that would have become purchasable upon the next vesting date.

(c)

        Termination For Reasons Other Than Cause, Death or Disability. If a Participant’s employment or service with the Company and its Affiliates is terminated voluntarily by the Participant or by action of the Company or an Affiliate for reasons other than for Cause or Disability or termination as a result of the Participant’s death, an Option may be exercised, but only (i) within three months after such termination (if otherwise prior to the date of expiration of the Option), and not thereafter, and

(ii) to purchase the number of Membership Units, if any, that could be purchased upon exercise of the Option at the date of termination of the Participant’s employment or service.

Section 7.05    No Rights Prior to Exercise. No Participant shall be entitled to receive distributions or be deemed for any purpose the holder of any Membership Units until the Options granted with respect to such units shall have been exercised in accordance with the provisions of the Plan and the Award Agreement.

Section 7.06    Cash Dividend Rights. The Committee may, in its sole discretion, grant a tandem Cash Dividend Right with respect to Options. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of the related dividend or distribution, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion.

Article VIII.    RESTRICTED UNITS

Section 8.01    Grant of Restricted Units. Awards may be granted in the form of Restricted Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions, and restrictions on Restricted Units as it may deem advisable, including without limitation the purchase price for such Restricted Units (if any) and the period over which and the conditions upon which the Restricted Units may become vested or be forfeited. Upon grant of an Award of Restricted Units, the Participant and his or her spouse, if applicable, will be required to agree to be bound by all the terms and conditions of the LLC Agreement, which shall be evidenced by execution and delivery of the Award Agreement.

Section 8.02    Restricted Period. At the time an Award of Restricted Units is granted, the Committee may establish a period during which such Restricted Units remain subject to forfeiture (the “Restricted Period”) and the conditions upon which such Restricted Units will become vested or forfeited. Each Award of Restricted Units may have a different Restricted Period in the sole discretion of the Committee.

Section 8.03    Other Terms and Conditions. Except as otherwise provided herein or in the LLC Agreement, Restricted Units shall constitute issued and outstanding Membership Units. Restricted Units awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of the Committee, in the name of a nominee of the Company, and shall be issued in book-entry form or represented by a unit certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Units have been awarded shall have the right to receive distributions thereon during the Restricted Period and to enjoy all other member rights with respect thereto, except that the Restricted Units shall never have voting rights. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Units may result in a forfeiture of the Restricted Units. At the time of an Award of Restricted Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period and/or a repurchase option for Participant’s Restricted Units after the Restricted Period lapses.

Section 8.04    Miscellaneous. Nothing in this Article VIII shall prohibit the exchange of Restricted Units pursuant to a plan of merger or reorganization for units or other securities of the Company or another entity that is a party to the reorganization, provided that the units or securities so received in exchange for Restricted Units shall, except as provided in Article XI, become subject to the restrictions applicable to such Restricted Units. Any Membership Units received as a result of a unit split or unit dividend with respect to Restricted Units shall also become subject to the restrictions applicable to such Restricted Units.

Section 8.05    Withholding Tax. Except as otherwise provided in an Award Agreement, the following withholding tax provisions shall apply to an Award of Restricted Units:

(a)

        A Participant may elect, within 30 days of the date of grant of an Award of Restricted Units and on notice to the Company, to realize income for federal income tax purposes equal to the Fair Market Value of the Restricted Units on the date of grant by making an election under Section 83(b) of the Code in substantially the form attached hereto as Exhibit A. In such event, the Participant shall make arrangements satisfactory to the Company to pay at the time required by applicable law any federal, state or local taxes required to be withheld with respect to such Restricted Units. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to satisfy the tax withholding requirements of this subsection by permitting the Participant to deliver to the Company previously acquired fully vested Membership Units held for the minimum amount of time necessary to avoid adverse accounting treatment and having an aggregate Fair Market Value (determined as of the date of delivery of the units) equal to the minimum amount of such required withholding taxes.

(b)

        If no election is made by the Participant pursuant to Section 8.05(a) hereof, then upon vesting of the Restricted Units, the Participant (or in the event of the Participant’s death, the administrator or executor of the Participant’s estate) shall pay to the Company or its Affiliate, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Units. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by this subsection by (i) withholding Membership Units from the Restricted Units that are vesting, or (ii) permitting the Participant to deliver to the Company previously acquired fully vested Membership Units held for the minimum amount of time necessary to avoid adverse accounting treatment, in each case having an aggregate Fair Market Value (determined as of the date of delivery of the Membership Units) equal to the minimum amount of such required withholding taxes.

(c)

        If the Participant does not satisfy his obligations under Sections 8.05(a) or (b) hereof, the Company or its Affiliate shall, to the extent permitted by law, have the right to deduct from any compensation otherwise payable to the Participant, whether or not pursuant to the Plan, an Award Agreement or the LLC Agreement, and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Units.

Article IX.    PERFORMANCE AWARDS

Section 9.01    General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, Membership Units or a combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.

Section 9.02    Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (a) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or Membership Units or a formula for determining such amount, (b) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of Membership Units to be granted, issued, retained and/or vested, (c) the performance period over which performance is to be measured, (d) the timing of any payments to be made, (e) restrictions on the transferability of the Award and (f) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan.

Article X.    MEMBERSHIP UNIT AWARDS AND OTHER INCENTIVE AWARDS

Section 10.01    Membership Unit Awards. Membership Unit Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Membership Units issued pursuant to Membership Unit Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of Membership Unit to be issued pursuant to a Membership Unit Award. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each Membership Unit covered by a Membership Unit Award.

Section 10.02    Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, Membership Units if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Such Awards may include, but are not limited to, Membership Units awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Membership Units, purchase rights for Membership Units, Awards with value and payment contingent upon the Company’s performance or any other factors designated by the Committee, and awards valued by reference to the book value of Membership Units or the value of securities of or the performance of specified subsidiaries. Long-term cash Awards also may be made under the Plan. Cash Awards also may be granted as an element of or a supplement to any Awards permitted under the Plan. Awards may also be granted in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, Membership Units or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

Article XI.    CHANGE OF CONTROL

Section 11.01    Vesting of Awards. Notwithstanding any provision of this Plan to the contrary, in the event of a Change of Control, the Committee, in its sole discretion, may accelerate or waive any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, an Award granted hereunder and then outstanding (including treating any Performance Awards as if all performance criteria and other conditions were achieved or fulfilled to the maximum extent possible) so that:

(a)	if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Change of Control (the “Change Effective Time”), or

(b)	if exercise of the Award is required, the Award may be exercised in full at the Change Effective Time;

provided, that any such action contemplated under this Section 11.01 shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A to fail to satisfy such section.

Section 11.02    Assumption of Awards. Except as provided otherwise in an Award Agreement, upon a Change of Control where the Company is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding Options that are not exercised before the Change of Control will be assumed by or replaced with comparable options or rights in the surviving entity (or a parent of the surviving entity) in accordance with Section 424(a) of the Code and the regulations thereunder (or Section 409A, if applicable), and other outstanding Awards will be converted into similar awards of the surviving entity (or a parent of the surviving entity).

Section 11.03    Cancellation of Awards. Except as provided otherwise in an Award Agreement, notwithstanding the foregoing, in the event of a Change of Control of the Company, then the Committee, in its discretion, may, no later than the effective time of such Change of Control, require any Participant holding an Award to surrender such Award in exchange for (a) with respect to each Membership Unit subject to an Option (whether or not vested), payment by the Company (or a successor), in cash or other property, of an amount equivalent in value to the excess of the value of the consideration received for each Membership Unit by holders of Membership Units in connection with such Change of Control (the “Change of Control Consideration”) over the exercise price or grant price per Membership Unit, (b) with respect to each Membership Unit subject to an Award of Restricted Membership Units or Other Incentive Awards, and related Cash Dividend Rights and Dividend Unit Rights (if applicable), payment by the Company (or a successor), in cash or other property, of an amount equivalent to the value of any such Cash Dividend Rights and Dividend Unit Rights plus the value of the Change of Control Consideration for each Membership Unit covered by the Award, assuming all restrictions or limitations (including risks of forfeiture) have lapsed and (c) with respect to a Performance Award, payment by the Company (or a successor), in cash or other property, of an amount equivalent to the value of such Award, as determined by the Committee, taking into account, to the extent applicable, the Change of Control Consideration, and assuming all performance criteria and other conditions to payment of such Awards are achieved or fulfilled to the maximum extent possible. Payments made upon a Change of Control pursuant to this Section shall be made no later than the date on which the Change of Control occurs. Notwithstanding the foregoing, with respect to any Award that consists of nonexempt deferred compensation within the meaning of Section 409A, in the event of a Change of Control that is not a Section 409A Change in Control, then delivery of payment with respect to such Award as provided herein shall be made upon the earliest of (i) the Participant’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)), (ii) the Participant’s becoming disabled (within the meaning of Treasury Regulation Section 1.409A-3(i)(4)), (iii) the Participant’s death or (iv) a Section 409A Change in Control; provided, however, that delivery of payment upon separation from service to a Participant who is a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)) as of the date of his or her separation from service shall be delayed for a period of six months after the Participant’s separation from service (or, if earlier than the end of the six-month period, the date of death of the Participant).

Article XII.    AMENDMENT AND TERMINATION

Section 12.01    Plan Amendment.    The Board may alter or amend the Plan in accordance with the LLC Agreement.

Section 12.02    Termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award. Notwithstanding the foregoing, the Company may amend any Award Agreement to be exempt from Section 409A or to comply with the requirements of Section 409A or to modify any provision that causes an Award that is intended to be classified as an “equity instrument” under FASB ASC Topic 718 (formerly FAS 123R) to be classified as a liability on the Company’s financial statements.

Section 12.03    Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s rights under an outstanding Award without the consent of the Participant.

Article XIII.    SECURITIES ACT COMPLIANCE

Section 13.01    Nothing herein, in any Award Agreement entered into hereunder, or in any Awards granted hereunder, shall require the Company to sell or issue any Membership Units pursuant to an Award if such sale or issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any applicable state “blue sky” law, in any case as then in effect.

Section 13.02    At the time of any grant or exercise of any Awards, or sale or issuance of any Membership Units pursuant thereto, the Company may, as a condition precedent to the grant or exercise of such Awards or the sale or issuance of such Membership Units, require from the holder of such Award (or in the event of his death, his representatives, legatees, or distributees) such written representations, if any, concerning his (or the transferee’s) status as a sophisticated and/or “accredited” investor under applicable federal and state securities laws and his (or the transferee’s) intentions with regard to the retention or disposition of the Awards or the Membership Units being acquired pursuant to such Awards, and such written covenants and agreements, if any, as to the manner of acquisition of such Awards and/or the disposal of such Membership Units as, in the opinion of counsel to the Company, may be necessary to ensure that any acquisition or disposition by such holder (or in the event of his death, his legal representatives, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable federal or state statute, rule, or regulation, as then in effect.

Section 13.03    Certificates for Membership Units, if issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, that the Committee deems appropriate to reflect any restrictions on transfer.

Article XIV.    MISCELLANEOUS

Section 14.01    Award Agreements. After the Committee grants an Award under the Plan to a Participant, the Company and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Membership Units that would otherwise be due to the Participant in connection with any Award; provided, however, that any permitted deferrals shall be structured to meet the requirements of Section 409A. Awards that are not paid currently shall be recorded as payable on Company’s records for the Plan. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. All Awards under the Plan are intended to be structured in a manner that will either comply with or be exempt from Section 409A.

Section 14.02    Additional Conditions. Notwithstanding anything in the Plan to the contrary (a) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any Membership Units pursuant to any Award, require the recipient of the Award or such Membership Units, as a condition to the receipt thereof, to deliver to the Company a written representation of present intention to acquire the Award or such Membership Units for his own account for investment and not for distribution, (b) the certificate for Membership Units issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer and (c) all certificates for Membership Units delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or association upon which the Membership Units are then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

Section 14.03    Transferability.

(a)

        All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to the Company of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)

        Except as otherwise provided in this Section, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.

(c)

        If provided in the Award Agreement, Options may be transferred by a Participant to a Permitted Transferee. For purposes of the Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to the Company. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

(d)

        Incident to a Participant’s divorce, the Participant may request that the Company agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan. The Company’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of the Company. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold the Company harmless from any claim that may arise out of the Company’s observance of the terms of any such domestic relations order.

Section 14.04    Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any Membership Units under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding Membership Units from any payment of Membership Units due as a result of such Award, or (b) permitting the Participant to deliver to the Company previously acquired Membership Unit, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no Membership Units shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

Section 14.05    Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (a) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (b) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefore or (c) if sent by telecopy or facsimile transmission, when the answer back is received. The Company or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (a) to a Participant at his address as set forth in the records of the Company or (b) to the Company at the principal executive offices of the Company clearly marked “Attention: Chief Executive Officer.”

Section 14.06    Rule 701. To comply with Rule 701 promulgated under the Securities Act while the Membership Units are not registered under Section 12 of the Exchange Act, the Company shall provide each Participant with a copy of the Plan. In addition, if the number of Membership Units sold during any consecutive 12-month period has an aggregate sales price exceeding $5,000,000, the Company will also provide each Participant with a summary of the material terms of the Plan, information about the risks associated with the Membership Units, and Company financial statements as required by Rule 701.

Section 14.07    Binding Effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

Section 14.08    Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

Section 14.09    No Restriction on Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action (including any action to suspend, terminate, amend, or modify the Plan) that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against the Company or any Affiliate as a result of such action.

Section 14.10    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware except as superseded by applicable federal law.

Section 14.11    No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a member of the Company as a result of participation in the Plan until the date of issuance of Membership Units in his name and, in the case of Restricted Membership Units, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

Section 14.12    Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by the Company or its Affiliates, or their respective members, directors, officers, or employees, of the value of any assets of the Plan or as an agreement by the Company or its Affiliates, or their respective members, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

Section 14.13    No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation the Company and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

Section 14.14    Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to the Participant.

Section 14.15    Interpretation. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

Section 14.16    Participating Affiliates. With the consent of the Committee, any Affiliate that is not considered a single employer with the Company under Code Section 414(b) or Code Section 414(c) may adopt the Plan for the benefit of its Employees by written instrument delivered to the Committee before the grant to the Affiliate’s Employees under the Plan of any Award subject to Section 409A.

Section 14.17    Restrictions on Transfer of Membership Units. The Membership Units acquired pursuant to Awards shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer under the terms of the LLC Agreement or such other terms as are in effect among the members of the Company at the time such Membership Units are acquired, as well as to such other restrictions as the Committee shall deem advisable.

Section 14.18    No Fractional Membership Units. No fractional Membership Units shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional units down to the nearest whole unit or settle fractional units in cash

Section 14.19    Government and Stock Exchange Regulations. The Plan, and the granting of Awards thereunder, and the obligation of the Company to sell and deliver Membership Units upon the issuance of Awards or the exercise of Options, shall be subject to all applicable governmental laws, rules and regulations, and to such approvals by any governmental agencies as may then be required, and shall also be subject to all applicable rules and regulations of any stock exchange upon which the securities of the Company may then be listed. The Committee is expressly authorized to impose such restrictions and limitations as it may deem advisable upon Awards and the exercise of Options in order to satisfy any such regulatory requirements.

Section 14.20    Section 409A. The Plan and all Awards issued hereunder are intended to be exempt from or comply with the requirements of Section 409A of the Code, and shall be interpreted in accordance with such intent.

[SIGNATURE PAGE FOLLOWS]

To record adoption and approval of the Plan by the Board of the Company as of the Plan Date, the Company has caused its authorized officer to execute the Plan.

RILEY EXPLORATION - PERMIAN, LLC

By:	/s/ Bobby D. Riley

Name: Bobby D. Riley Title: Chief Executive Officer

RILEY EXPLORATION - PERMIAN, LLC

2018 LONG TERM INCENTIVE PLAN

SIGNATURE PAGE

EXHIBIT A

ELECTION UNDER SECTION 83(B)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income or alternative minimum taxable income, as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows:

Membership Units of Riley Exploration – Permian, LLC, a Delaware limited liability company (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ .

6.	The amount (if any) paid for such property: $ .

RILEY EXPLORATION - PERMIAN, LLC

2018 LONG TERM INCENTIVE PLAN

EXHIBIT A

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:	PURCHASER:

(PRINT NAME)

(Signature) Address:

Spouse of Purchaser (if applicable)

RILEY EXPLORATION - PERMIAN, LLC

2018 LONG TERM INCENTIVE PLAN

EXHIBIT A